                      STOCK AND WARRANT PURCHASE AGREEMENT

                               dated July 26, 2000

                                 by and between

                              SONY ELECTRONICS INC.

                                       and

                                 PANAVISION INC.

                        TABLE OF CONTENTS
                                                                          Page

                                  ARTICLE I
                                 DEFINITIONS

 1.1      Definitions.......................................................1
 1.2      Knowledge.........................................................7
 1.3      Interpretation....................................................7

                                 ARTICLE II
                         CLOSING; PURCHASE AND SALE

 2.1      The Closing.......................................................8
 2.2      Issuance and Delivery of the Purchase Shares
          and Issuance of the Warrant.......................................8
 2.3      The Purchase Price................................................8
 2.4      Delivery of Purchase Price........................................8

                                 ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE SELLER

 3.1      Organization; Good Standing.......................................8
 3.2      Subsidiaries......................................................9
 3.3      Authority; Execution and Delivery; Enforceability.................9
 3.4      Non-Contravention.................................................9
 3.5      Corporate Documents..............................................10
 3.6      Capitalization; Options..........................................10
 3.7      Consents and Approvals...........................................11
 3.8      Title to Assets..................................................12
 3.9      SEC Reports and Financial Statements.............................12
 3.10     Intellectual Property Rights.....................................13
 3.11     Insurance........................................................15
 3.12     Contracts........................................................15
 3.13     Tax Matters......................................................15
 3.14     Absence of Certain Changes and Events............................16
 3.15     Litigation and Claims............................................16
 3.16     Governmental Permits; Compliance with Laws.......................16
 3.17     Environmental Matters............................................17
 3.18     Employee Plans...................................................18
 3.19     No Finder........................................................19
 3.20     Section 203 of the DGCL..........................................19

                                     i

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                                 ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE BUYER

 4.1      Organization and Good Standing...................................19
 4.2      Corporate Authority; Execution and Delivery; Enforceability......19
 4.3      Non-Contravention................................................20
 4.4      Consents and Approvals...........................................20
 4.5      Litigation and Claims............................................20
 4.6      No Finder........................................................21
 4.7      Investment Representations.......................................21
 4.8      Accredited Investor..............................................21
 4.9      Ownership of Common Stock........................................21

                                  ARTICLE V
                                  COVENANTS

 5.1      Governmental Consents............................................21
 5.2      Restrictive Legends..............................................22
 5.3      Publicity........................................................22

                                 ARTICLE VI

                                MISCELLANEOUS

 6.1      Survival; Certain Other Matters..................................23
 6.2      Further Assurances...............................................24
 6.3      Expenses of the Transaction......................................24
 6.4      Notices..........................................................25
 6.5      No Modification Except in Writing................................26
 6.6      Entire Agreement.................................................26
 6.7      Severability.....................................................26
 6.8      Assignment.......................................................26
 6.9      Governing Law; Jurisdiction......................................26
 6.10     Captions.........................................................27
 6.11     Recovery of Attorney's Fees......................................27
 6.12     Counterparts.....................................................27

 Annex I: Seller Disclosure Schedule
 Exhibit A: Warrant Certificate

                      STOCK AND WARRANT PURCHASE AGREEMENT

         STOCK AND WARRANT PURCHASE AGREEMENT ("Agreement"), made and entered into this 26th day of July, 2000, by and between SONY ELEC TRONICS INC., a Delaware corporation (the "Buyer"), and PANAVISION INC., a Delaware corporation (the "Seller").

                              W I T N E S S E T H:

         WHEREAS, the Buyer desires to purchase and acquire from the Seller, and the Seller desires to issue and deliver to the Buyer, 714,300 shares (the "Purchase Shares") of the Seller's common stock, par value $0.01 ("Common Stock"), free and clear of all liabilities, obligations, claims, liens, options, charges and encumbrances of any kind other than restrictions on transfer as provided under the Securities Act and comparable state securities laws, and a warrant (the "Warrant") to purchase an additional 714,300 shares (the "Warrant Shares") of Common Stock of the Seller, on the terms and subject to the conditions hereinafter set forth; and

         WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Article I of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. As used herein, the following terms shall have the respective meanings ascribed to them below:

         "Affiliate" means, with respect to any specified Person, (i) any other Person 50% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with the power to vote by such specified Person or (ii) any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person by virtue of ownership of voting securities, by contract or otherwise. For purposes of this Agreement, the Seller and its Affiliates shall not be deemed to be an Affiliate of the Buyer or of any of the Buyer's Affiliates or of Newco, and the Buyer and its Affili-ates shall not be deemed to be an Affiliate of the Seller or of any of the Seller's Affiliates or of Newco, in any such case solely by reason of the existence of this Agreement, the Transaction Documents or the Operating Agreement.

         "Affiliated Group" or "Affiliated Groups" means any affiliated, consolidated, combined, unitary or similar group (within the meaning of Section 1504 of the Code, or any comparable provision of state, local or foreign law, as the case may be) of which the Seller and/or any of its Subsidiaries is or was a member but only for the periods during which the Seller or any of its Subsidiaries, as the case may be, is or was a member.

         "Agreement" has the meaning ascribed to such term in the Preamble hereto.

         "Business Day" means a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law to close.

         "Buyer" has the meaning ascribed to such term in the Preamble hereto.

         "Closing" has the meaning ascribed to such term in Section 2.1.

         "Closing Date" has the meaning ascribed to such term in Section 2.1.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto and all regulations promulgated thereunder.

         "Common Stock" has the meaning ascribed to such term in the Recitals hereto.

         "Contracts" shall mean all contracts, agreements, indentures, promissory notes, guarantees, arrangements, commitments and understandings of any kind, whether written or oral, to which the Seller or any of its Subsidiaries is a party or by which the Seller or any of its Subsidiaries or any of the assets of the Seller or any of its Subsidiaries may be bound.

         "Copyrights" has the meaning ascribed to such term in Section 3.10.

         "Environment" shall mean soil, surface waters, ground waters, land, stream, sediments, surface or subsurface strata and ambient air.

         "Environmental Approvals" shall mean all permits, licenses, consents and approvals necessary for conducting the business of the Seller and its Subsidiaries which are required under Environmental Laws.

         "Environmental Condition" shall mean the presence of Hazardous Substances in the Environment at concentrations that may result in a claim for property damage, personal injury or environmental remediation.

         "Environmental Laws" shall mean all Governmental Rules relating to protection of human health or the Environment, including, without limitation, all Governmental Rules (i) pertaining to reporting, licensing, permitting, investigation, remediation and removal of, emissions, discharges, releases or threatened releases of Hazardous Substances or (ii) relating to the treatment, storage, disposal, transport or handling of Hazardous Substances.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder.

         "ERISA Affiliate" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Seller and its Subsidiaries, are treated as a single employer under any or all of Sections 414(b), (c), (m), or (o) of the Code on the date of this Agreement or the Closing Date or at any time during the period of five years ending on the Closing Date.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and all regulations promulgated thereunder.

         "Facility" shall mean any real property or improvements thereon which is now or has heretofore been owned or used in connection with the business of the Seller and its Subsidiaries.

         "Financial Statements" has the meaning ascribed to such term in
Section 3.9.

         "GAAP" shall mean United States generally accepted accounting principles, consistently applied.

         "Governmental Authority" shall mean any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality.

         "Governmental Permits" shall mean all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Authority.

         "Governmental Rules" shall mean all statutes, rules, regulations, codes, ordinances, writs, orders or decrees of any Governmental Authority.

         "Hazardous Substances" shall mean any substance:

                    (i) the presence of which requires or may hereafter require notification, investigation, or remediation under Environmental Laws;

                    (ii) which is defined as "toxic", a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any Environmental Laws;

                    (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous to human health or the Environment and is regulated by any Governmental Authority as of the date hereof;

                    (iv) which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds;

                    (v) which contains polychlorinated byphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

                    (vi) which contains or emits radioactive particles, waves or materials, including radon gas.

         "Intellectual Property" has the meaning ascribed to such term in
Section 3.10.

         "Lien" shall mean all mortgages, pledges, liens, security interests, conditional sale agreements, charges, encumbrances or restrictions of any kind or nature.

         "Newco" means DHD Ventures, LLC, a Delaware limited liability company.

         "Operating Agreement" shall mean the Operating Agreement of Newco, dated as of the date hereof, by and between the Seller and the Buyer.

         "Patents" has the meaning ascribed to such term in Section 3.10.

         "Permitted Liens" shall mean any and all Liens (i) for any current Taxes or assessments that (x) are not yet delinquent or (y) are being contested in good faith and with respect to which reserves in conformity with GAAP have been provided on the Financial Statements, or (ii) created by statute of carriers, warehousemen, mechanics, laborers or materialmen incurred in the ordinary course of business for sums not yet due.

         "Person" shall mean any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or other entity or Governmental Authority.

         "Plan" has the meaning ascribed to such term in Section 3.18.

         "Preferred Stock" has the meaning ascribed to such term in Section 3.6.

         "Purchase Price" has the meaning ascribed to such term in Section 2.3.

         "Purchase Shares" has the meaning ascribed to such term in the Recitals hereto.

         "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of the date hereof, by and between the Seller and the Buyer.

         "SEC" shall mean the Securities and Exchange Commission.

         "SEC Reports" has the meaning ascribed to such term in Section 3.9.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and all regulations promulgated thereunder.

         "Seller" has the meaning ascribed to such term in the Preamble hereto.

         "Seller Disclosure Schedule" shall mean that certain schedule attached hereto as Annex I qualifying the representations and warranties contained in
Article III.

         "Seller Instruments" has the meaning ascribed to such term in Section 3.6.

         "Seller Material Adverse Effect" shall mean a material adverse effect on the business, results of operations or financial condition of the Seller and its Subsidiaries, taken as a whole; provided, however, that any effect or change attributable to or resulting from (1) events, conditions or trends in economic, business, or financial conditions which affects the economy or business conditions in general or (2) any material change in the financial, banking, currency or capital markets in general, shall be excluded from the definition of "Seller Material Adverse Effect".

         "Software" has the meaning ascribed to such term in Section 3.10.

         "Stockholders Agreement" shall mean the Stockholders Agreement, dated as of the date hereof, by and between the Seller and the Buyer.

         "Subsidiary" shall mean, when used with respect to any Person, any other Person, whether incorporated or unincorporated, of which (i) more than fifty percent of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries. For purposes of this Agreement, Newco shall not be deemed to be a Subsidiary of Buyer or Seller or their respective Subsidiaries.

         "Survival Period" has the meaning ascribed to such term in Section 6.1.

         "Tax" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto.

         "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Trademarks" has the meaning ascribed to such term in Section 3.10.

         "Transaction Documents" shall mean (i) the Warrant, the Registration Rights Agreement and the Stockholders Agreement and (ii) those other agreements, certificates and documents entered into or delivered between the Buyer and the

Seller related to, ancillary to, or in connection with this Agreement or the documents listed in clause (i) hereof.

         "Warrant" has the meaning ascribed to such term in the Recitals hereto.

         "Warrant Shares" has the meaning ascribed to such term in the Recitals hereto.

         1.2 Knowledge. As used in the Agreement, "to the Seller's knowledge" or "to the knowledge of the Seller" or words of similar import shall mean the knowledge of the following officers of the Seller: John Farrand, Scott Seybold, Ken Krainman and Barry Schwartz.

         1.3 Interpretation.

         (a) When a reference is made in this Agreement to a section, article, paragraph, clause, annex or exhibit, such reference shall be to a reference to this Agreement unless otherwise clearly indicated to the contrary. The descriptive article and section headings herein are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term used in this Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting either gender shall include both genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

         (b) The parties have participated jointly in the negotiation and drafting of this Agreement and the Transaction Documents. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement and each of the Transaction Documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any provision of this Agreement or of any of the Transaction Documents.

                                   ARTICLE II

                           CLOSING; PURCHASE AND SALE

         2.1 The Closing. The closing (the "Closing") of the transactions set forth in this Article II shall take place simultaneously with the execution and delivery of this Agreement by the parties hereto (such date upon which the Closing occurs is referred to as the "Closing Date").

         2.2 Issuance and Delivery of the Purchase Shares and Issuance of the Warrant. At the Closing, the Seller shall (i) issue and deliver to the Buyer certificates for the Purchase Shares and the Buyer shall purchase the Purchase Shares from the Seller and (ii) issue and deliver to the Buyer certificates representing the Warrant, in substantially the form of Exhibit A hereto, and the Buyer shall accept such certificates.

         2.3 The Purchase Price. The Buyer shall purchase the Purchase Shares and the Warrant for an aggregate amount equal to Ten Million Dollars ($10,000,000) (the "Purchase Price").

         2.4 Delivery of Purchase Price. At the Closing, the Purchase Price shall be paid by the Buyer to the Seller by wire transfer of immediately available funds to an account designated in writing by the Seller at least two Business Days prior to the Closing.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants to the Buyer as of the date hereof as follows:

         3.1 Organization; Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has the corporate power and authority to conduct its business as now being conducted and is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the business conducted by it, and/or the character of the assets owned or leased by it, makes such qualification or licensure necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, limit the Seller's ability to consummate the transactions hereby contemplated or have a Seller Material Adverse Effect.

         3.2 Subsidiaries. Except as set forth in the Seller Disclosure Schedule or except as disclosed in the SEC Reports or any exhibit thereto, all of the outstanding shares of the capital stock of each Subsidiary of the Seller are owned by the Seller free and clear of all Liens. Each of the Seller's Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Seller's Subsidiaries has the power and authority to conduct its business as now being conducted and is duly licensed or qualified to do business and is in good standing as a foreign corporation or other legal entity in all jurisdictions in which the nature of the business conducted by it, and/or the character of the assets owned or leased by it, makes such qualification or licensure necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, limit the Seller's ability to consummate the transactions hereby contemplated or have a Seller Material Adverse Effect.

         3.3 Authority; Execution and Delivery; Enforceability. The Seller has the corporate power and authority to execute and deliver this Agreement and the Transaction Documents and to consummate the transactions hereby and thereby contemplated. The execution and delivery by the Seller of this Agreement and the Transaction Documents and the consummation by the Seller of the transactions hereby and thereby contemplated have been authorized by all necessary corporate action of the Seller. The Seller has duly executed and delivered this Agreement and the Transaction Documents, and, assuming the due execution and delivery of this Agreement and the Transaction Documents by each party thereto (other than the Seller and other than PX Holding Corporation), this Agreement and the Transaction Documents constitute valid and binding obligations of the Seller and are enforceable against the Seller in accordance with its and their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or general equitable principles (whether considered in a proceeding at equity or in law).

         3.4 Non-Contravention. Except as set forth in the Seller Disclosure Schedule, neither the execution and delivery of this Agreement and the Transaction Documents by the Seller, nor the consummation of the transactions hereby and thereby contemplated by the Seller, will:

                    (i) constitute any violation or breach of the certificate of incorporation or the by-laws (or comparable organizational documents in the case of Subsidiaries of the Seller which are not corporations) of the Seller or any of its Subsidiaries;

                    (ii) constitute a default under or a violation or breach of, or result in the acceleration of any obligation under, any provision of any Contract to which the Seller or any of its Subsidiaries is a party or by which any of the assets of the Seller or any of its Subsidiaries or the Purchase Shares, the Warrant or the Warrant Shares may be affected or secured;

                    (iii) assuming the consents and approvals described in
         Section 3.7 have been received, violate any judgment, order, writ, injunction or decree, or any statute, rule or regulation affecting the Seller or any of its Subsidiaries;

                    (iv) result in the creation of any Lien on any of the assets of the Seller or any of its Subsidiaries; or

                    (v) result in the termination of any license, franchise, lease or permit to which the Seller or any of its Subsidiaries is a party or by which it is bound;

other than, in the case of foregoing clauses (ii), (iii), (iv) and (v), those defaults, violations, breaches, accelerations, Liens and terminations which, individually or in the aggregate, would not have a Seller Material Adverse Effect.

         3.5 Corporate Documents. The Seller has filed as exhibits to its SEC Reports true and complete copies of the Amended and Restated Certificate of Incorporation and By-Laws of the Seller.

         3.6 Capitalization; Options.

         (a) The Seller is authorized to issue 50,000,000 shares of Common Stock, 8,055,619 of which are issued and outstanding as of the date hereof (prior to giving effect to the transactions contemplated by this Agreement), and 2,000,000 shares of preferred stock, par value $0.01 ("Preferred Stock"), of which none are issued and outstanding as of the date hereof.

         (b) All of the Purchase Shares when issued to Buyer in accordance with the terms of this Agreement shall be legally and validly issued, fully paid and non-assessable, free and clear of all Liens other than transfer restrictions provided under the Securities Act and comparable state securities laws. The Warrant when issued to Buyer in accordance with the terms of this Agreement shall be legally and validly issued, free and clear of all Liens other than transfer restrictions provided under the Securities Act and comparable state securities laws and other than as provided by the terms of the Warrant. The Warrant Shares when issued upon exercise of the Warrant, in accordance with the terms of the Warrant, shall be legally and validly issued, fully paid and nonassessable, free and clear of all Liens other than as provided under the Securities Act and comparable state securities laws. The Seller has reserved for issuance the Warrant Shares on the Seller's books and records upon exercise of the Warrant in accordance with their terms.

         (c) Other than the Common Stock and the Preferred Stock, there are no other series or classes of capital stock of the Seller authorized or issued and outstanding. Except as disclosed in the Seller Disclosure Schedule or except as disclosed in the SEC Reports or any exhibit thereto, there are no outstanding warrants, options, contracts, rights (preemptive or otherwise), calls, commitments or other instruments convertible into or exchangeable for shares of capital stock of the Seller or any of the Seller's Subsidiaries, in each such case, to which the Seller or any of Seller's Subsidiaries is a party and which relates to the sale or issuance of shares of capital stock of the Seller or of any of Seller's Subsidiaries (collectively, the "Seller Instruments"). As of the date hereof, there are 1,500,000 shares of Common Stock reserved on the Seller's books and records for issuance pursuant to the Seller's 1999 Stock Option Plan (included as an exhibit to the Seller's Definitive Proxy Statement dated March 31, 1999). Except as set forth on the Seller Disclosure Schedule, as disclosed in the SEC Reports or any exhibit thereto or as contemplated by this Agreement and the Transaction Documents, (i) the Seller has not agreed to register any shares of its capital stock under the Securities Act or granted registration rights with respect to shares of its capital stock to any Person and (ii) there are no voting trusts, stockholders agreements, proxies or other agreements or understandings in effect to which the Seller is a party with respect to the voting or transfer of any shares of Common Stock. Except as set forth on the Seller Disclosure Schedule or as disclosed in the SEC Reports or any exhibit thereto, to the extent any such Seller Instruments are outstanding as of the date hereof, neither the issuance and sale of the Purchase Shares or the Warrant nor the issuance of any Warrant Shares upon the exercise of the Warrant in accordance with their terms will result in an adjustment of the exercise or conversion price of, or number of shares issuable upon the exercise or conversion of any such, Seller Instruments.

         3.7 Consents and Approvals. Except as set forth in the Seller Disclosure Schedule, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or third party is required on behalf of the Seller or any of its Subsidiaries in connection with the execution, delivery or performance of this Agreement and the Transaction Documents or the consummation of the transactions contemplated hereby and thereby, other than such consents, approvals and authorizations of, and declarations, filings and registrations with, third parties (other than Governmental Authorities) the failure of which to obtain, make or otherwise effect which would not, individually or in the aggregate, result in a Seller Material Adverse Effect. The Purchase Shares and the Warrant Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

         3.8 Title to Assets. Except as set forth on the Seller Disclosure Schedule, each of the Seller and its Subsidiaries has good title, free and clear of all Liens (other than Permitted Liens), to all of its assets, other than such failures to have good title which would not, individually or in the aggregate, have a Seller Material Adverse Effect.

         3.9 SEC Reports and Financial Statements.

         (a) The Seller has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 1998 (collectively, the "SEC Reports"). The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Seller's Subsidiaries is required to file any form, report or other document with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports (the "Financial Statements") (i) was prepared from the books of account and other financial records of the Seller and its Subsidiaries, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) presented fairly in all material respects the consolidated financial position of the Seller and its consolidated Subsidiaries as at the respective dates thereof and the results of their operations and their cash flows for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to the omission of footnotes and normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Seller Material Adverse Effect).

         (c) Except for liabilities and obligations reflected on the March 31, 2000 consolidated balance sheet of the Seller included in the SEC Reports (including the notes thereto), liabilities and obligations disclosed in the SEC Reports (including exhibits thereto) filed prior to the date of this Agreement and other liabilities and obligations incurred in the ordinary course of business since March 31, 2000, neither the Seller nor any of the Seller's Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would cause a Seller Material Adverse Effect.

         3.10 Intellectual Property Rights.

         (a) "Intellectual Property" means any United States, foreign, international and state: patents and patent applications, industrial design registrations, certificates of invention and utility models (collectively, "Patents"); trademarks, service marks, and trademark or service mark registrations and applications, and trade names (collectively, "Trademarks"); Internet domain names; copyrights, copyright registrations, renewals and applications for copyrights including, but not limited to, copyrights in the Software (as defined below in this Section 3.10) (collectively, "Copyrights"); Software, technology and trade secrets; and all license agreements relating to any of the foregoing. "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code form and (ii) databases, compilations, and any other electronic data files.

         (b) Except as set forth in the Seller Disclosure Schedule or except as would not have a Seller Material Adverse Effect:

                    (i) Each of the Seller and its Subsidiaries owns or has the valid right to use all Intellectual Property, as currently used in connection with the business of the Seller and its Subsidiaries, including, without limitation, all license agreements and other agreements granting rights relating to any Intellectual Property to which the Seller or any of its Subsidiaries is a party or is otherwise bound.

                    (ii) The Intellectual Property owned by the Seller or its Subsidiaries is solely and exclusively owned by the Seller or its Subsidiaries free and clear of all Liens, and the Seller or one of its Subsidiaries is listed in the records of the appropriate United States, state, private (with respect to Internet domain names) or foreign agency as the sole owner or assignee of record for each registration and application for any Patent, Trademark,

         Internet domain name and registered Copyright that it owns, whenever such recordation is required. To the knowledge of Seller, all of the Intellectual Property items owned or used by the Seller or one of its Subsidiaries are valid and subsisting, in full force and effect, and have not been cancelled, expired, or abandoned or are used by the Seller or its Subsidiaries pursuant to a valid license which is in full force and effect. There is no pending or, to the knowledge of the Seller, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the Intellectual Property items owned by the Seller or one of its Subsidiaries or, to the knowledge of the Seller, against any Intellectual Property used but not owned by the Seller or any of its Subsidiaries.

                    (iii) To the knowledge of the Seller, the conduct of the business of the Seller and its Subsidiaries as currently conducted or as presently contemplated to be conducted does not and will not infringe upon any Intellectual Property owned or controlled by any third party (either directly or indirectly, such as through contributory infringement or inducement to infringe). There are no claims or suits pending or, to the knowledge of the Seller, threatened, and the Seller has not received any written notice of a third party claim or suit that remains unresolved, (i) alleging that the activities of the Seller or its Subsidiaries or the conduct of the business of the Seller or its Subsidiaries infringes upon or constitutes the unauthorized use of the Intellectual Property rights of any third party or (ii) challenging the ownership, use or validity of any Intellectual Property owned by the Seller and its Subsidiaries.

                    (iv) To the knowledge of the Seller, no third party is misappropriating, infringing, diluting, or otherwise violating any Intellectual Property owned or used by the Seller or any of its Subsidiaries and no such claims are pending against a third party by the Seller or any of its Subsidiaries.

                    (v) To the knowledge of the Seller, the Seller and its Subsidiaries have taken all reasonably necessary steps to maintain and protect the Intellectual Property owned by them.

                    (vi) The Seller does not have knowledge of any facts or circumstances that it knows would reasonably be likely to render any of the Intellectual Property owned or used by the Seller or any of its Subsidiaries invalid or unenforceable.

         3.11 Insurance. The Seller Disclosure Schedule sets forth a true and complete list of all material, in-force policies which provide coverage for Seller and its Subsidiaries and their assets.

         3.12 Contracts. Except as set forth in the Seller Disclosure Schedule, each of the Seller and its Subsidiaries has, with respect to all Contracts listed as exhibits to the Seller's filing on Form 10-K for the year ending December 31, 1999, performed all obligations required to be performed by it, and is not in default under any such Contract, and no event has occurred which, with the lapse of time or the giving of notice or both, would constitute a default by the Seller or any of its Subsidiaries, or, to the knowledge of the Seller, by any other party to any such Contract, other than such failures to perform obligations, defaults or events which would not, individually or in the aggregate, result in a Seller Material Adverse Effect.

         3.13 Tax Matters.

         (a) Except as set forth in the Seller Disclosure Schedule: (i) the Seller and the Seller's Subsidiaries have filed (or there have been filed on their behalf) all Tax Returns that are required to have been filed, and all such Tax Returns were correct and complete, except to the extent that any failure to file or any incorrect or incomplete Tax Return would not have a Seller Material Adverse Effect; and (ii) all Taxes owed by the Seller and the Seller's Subsidiaries (whether or not shown on any Tax Return) have been paid except to the extent that any failure to pay would not have a Seller Material Adverse Effect.

         (b) Neither the Internal Revenue Service nor any other Tax authority is now asserting in writing, or, to the knowledge of the Seller, has proposed in writing to assert (which assertion is continuing as of the date hereof), any deficiency or claim for additional Taxes that could have a Seller Material Adverse Effect.

         (c) Neither the Seller nor any of its Subsidiaries are "United States real property holding corporations" within the meaning of Section 897 of the Code.

         (d) Each of the Seller and its Subsidiaries do not have any liability for Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law). To the knowledge of Seller, neither the Seller nor any of its Subsidiaries has filed a consent pursuant to
Section 341(f) of the Code or agreed to have Section 341(f) (2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f) (4) of the Code) owned by the Seller or any of its Subsidiaries. Except for the Tax sharing agreement relating to the Affiliated Group of which Seller and its Subsidiaries are presently members, to the knowledge of Seller, neither the Seller nor any of its Subsidiaries are, or have ever been, a party to any Tax sharing or similar agreement or arrangement, or have potential liability or obligation as a result of or pursuant to such an agreement or arrangement.

         3.14 Absence of Certain Changes and Events. Since March 31, 2000, except as set forth in the Seller Disclosure Schedule or as disclosed in the SEC Reports or any exhibit thereto:

         (a) each of the Seller and its Subsidiaries has conducted its business in the ordinary course thereof in a manner consistent with past practice;

         (b) there has been no material adverse change in the operations or in the condition, financial or otherwise, of the Seller and its Subsidiaries (taken as a whole) or any damage, destruction or loss, whether or not covered by insurance, with respect to the properties or assets of the Seller, which in any such case has resulted in a Seller Material Adverse Effect;

         (c) the Seller has not split, combined or reclassified any shares of its capital stock, and has not declared, set aside for payment or paid any dividend or other distribution (whether in cash, stock or other property) in respect of its capital stock, or directly or indirectly retired, redeemed, purchased or otherwise acquired any shares of its capital stock; and

         (d) none of the Seller or any of its Subsidiaries has agreed, whether in writing or otherwise, to take any action described in Section 3.14(a) or 3.14(b) hereof; and, the Seller has not agreed, whether in writing or otherwise, to take any action described in Section 3.14(c) hereof.

         3.15 Litigation and Claims. Except as set forth in the Seller Disclosure Schedule or as disclosed in the SEC Reports or any exhibit thereto,
(i) there is no action, suit, claim, proceeding, arbitration or investigation pending or, to the knowledge of the Seller, threatened against or affecting the Seller or any of its Subsidiaries and (ii) neither the Seller nor any of its Subsidiaries is subject to or in default under any judgment, order, writ, agreement, injunction or decree of any court or Govern mental Authority which, in the case of either clause (i) and (ii), is reasonably likely to result in a Seller Material Adverse Effect.

         3.16 Governmental Permits; Compliance with Laws.

         (a) Each of the Seller and its Subsidiaries owns, holds or possesses all Governmental Permits which are necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct its business as currently conducted, except for those Governmental Permits the absence of which, individually or in the aggregate, would not have a Seller Material Adverse Effect.

         (b) Except as set forth in the Seller Disclosure Schedule, each of the Seller and its Subsidiaries has fulfilled and performed in all respects their obligations under each of their respective Governmental Permits, other than such failures to fulfill or perform their obligations which would not have a Seller Material Adverse Effect. No written notice of cancellation, of default or of any dispute concerning any Governmental Permit has been received by the Seller or any of its Subsidiaries, except for such cancellations, defaults or disputes which would not have a Seller Material Adverse Effect.

         (c) Each of the Seller and its Subsidiaries is in compliance in all respects with all Governmental Rules which are applicable to its business, other than any failures to comply which would not have a Seller Material Adverse Effect.

         3.17 Environmental Matters.

         (a) Except as would not, individually or in the aggregate, have a Seller Material Adverse Effect:

                  (i) Each of the Seller and its Subsidiaries has obtained and continues to maintain Environmental Approvals. Neither the Seller nor any of its Subsidiaries has operated the business of the Seller and its Subsidiaries in violation of any applicable Environmental Law or the terms of any Environmental Approval.

                  (ii) Neither the Seller nor any of its Subsidiaries has used, stored, generated, discharged, emitted, transported, disposed of or treated Hazardous Substances except using, storing, generating, discharging, emitting, transporting, disposing and treating those Hazardous Substances normally used, stored, generated, discharged, emitted, transported, disposed of or treated in the course of its business and only in a manner which complies with applicable Environmental Laws.

                  (iii) To the knowledge of the Seller, there are not any Environmental Conditions or releases, or threats of releases (as those terms are defined by Environmental Laws) of Hazardous Substances at, on, or from any Facility.

                  (iv) Neither the Seller nor any of its Subsidiaries has received written notice of any pending or threatened investigation, claims, enforcement proceedings, cleanup orders, citizen suits or other actions instituted by any private party or Governmental Authority arising out of the conduct or the operations of the business of the Seller and its Subsidiaries, in connection with any applicable Environmental Laws or as a result of any Environmental Conditions at any Facility.

         (b) Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties set forth in this Section 3.17 are the sole and exclusive representations and warranties of Seller in this Agreement with respect to environmental matters.

         3.18 Employee Plans. Except as would not have a Seller Material Adverse
Effect:

         (a) Each of the Seller and its Subsidiaries has, with respect to each Plan (as defined below), complied and each Plan has been administered with all applicable provisions of ERISA and the Code and in compliance with all of the provisions of each plan, program, arrangement, agreement or commitment sponsored or maintained by or on behalf of the Seller, any of its Subsidiaries or any ERISA Affiliate, which is a pension, profit sharing, savings, thrift or other retirement plan, deferred compensation, stock purchase, stock option, performance share, bonus or other incentive plan, severance pay plan, policy or procedure, life, health, disability or accident insurance plan (including, without limitation, each "employee benefit plan" as defined in Section 3(3) of ERISA or any other employee benefit plan, program, arrangement, agreement or commitment, whether or not written) and which provides benefits to employees of the Seller or any of its Subsidiaries (all of the foregoing being hereinafter referred to individually as a "Plan" and collectively as the "Plans"). The Seller, each of its Subsidiaries and each ERISA Affiliate has made all required contributions to each such plan.

         (b) No such Plan is or has at any time been subject to Title IV of ERISA and no such Plan is or has at any time been a "multiemployer plan" with the meaning of section 3(37) of ERISA or section 4001(a)(3) of ERISA.

         (c) Each Plan which is an "employee welfare benefit plan" within the meaning of Section 3(l) of ERISA and which is a group health plan within the meaning of Section 4980B of the Code is and at all times has been in compliance with the applicable requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA.

         (d) None of the Plans has been notified in writing that it is under investigation or audit (which investigation or audit is continuing as of the date hereof) by either the United States Department of Labor or the Internal Revenue Service.

         (e) Each Plan which is intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification or is entitled to rely on such a letter under the provisions of a Standardized Adoption Agreement with respect to such Plan, and, to the knowledge of the Seller, nothing has occurred that has or, the Seller believes, is likely to affect adversely such qualification or exemption.

         3.19 No Finder. Neither the Seller, nor any of its Subsidiaries, nor any party acting on their behalf, has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby.

         3.20 Section 203 of the DGCL. The Board of Directors of the Company has taken all appropriate and necessary actions to ensure that the restrictions on business combinations in Section 203 of the Delaware General Corporation Law will not be applicable to the Buyer as the result of the issuance to the Buyer of the Purchase Shares and, upon exercise of the Warrant, the Warrant Shares.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Seller as of the date hereof as follows:

         4.1 Organization and Good Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4.2 Corporate Authority; Execution and Delivery; Enforceability. The Buyer has the corporate power and authority to execute and deliver this Agreement and the Transaction Documents and to consummate the transactions hereby and thereby contemplated. The execution and delivery by the Buyer of this Agreement and the Transaction Documents and the consummation by the Buyer of the transactions hereby and thereby contemplated have been authorized by all necessary corporate action. The Buyer has duly executed and delivered this Agreement and the Transaction Documents, and, assuming the due execution and delivery of this Agreement and the Transaction Documents by each party thereto (other than the Buyer), this Agreement and the Transaction Documents constitute valid and binding obligations of the Buyer and are enforceable against the Buyer in accordance with its and their respective terms, except as such enforceability may be limited by bank ruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or general equitable principles (whether considered in a proceeding at equity or in law).

         4.3 Non-Contravention. Neither the execution and delivery of this Agreement or the Transaction Documents by the Buyer, nor the consummation of the transactions hereby or thereby contemplated by the Buyer, will:

                  (i) constitute any violation or breach of the Certificate of Incorporation or By-laws of the Buyer; or

                  (ii) violate any judgement, order, writ, injunction or decree, statute, rule or regulation affecting the Buyer, other than any such violations which, individually or in the aggregate, would not prevent the Buyer from consummating the transactions contemplated by this Agreement and the Transaction Documents.

         4.4 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or third party is required on behalf of the Buyer in connection with the execution, delivery or performance of this Agreement or the Transaction Documents and all documents contemplated hereby or thereby or the transactions contemplated hereby and thereby, other than such consents, approvals and authorizations of, and declarations, filings and registrations with, third parties the failure of which to obtain, make or otherwise effect which would not, individually or in the aggregate, prevent the Buyer from consummating the transactions contemplated by this Agreement and the Transaction Documents; provided, however, that, in connection with the exercise of the Warrants and the issuance of Warrant Shares therefor, the Buyer may be required to make certain filings with, and to seek approvals from, certain Governmental Authorities pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         4.5 Litigation and Claims. There is no action, suit, claim, proceeding, arbitration or investigation pending or, to the knowledge of the Buyer, threatened against or affecting the Buyer with respect to the propriety or validity of the transactions contemplated hereby.

         4.6 No Finder. Neither the Buyer nor any party acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby.

         4.7 Investment Representations. The Buyer hereby acknowledges and agrees that the Purchase Shares, the Warrant, and, if and when issued, the Warrant Shares will not be registered under the Securities Act or any state securities laws and may not be offered or sold except pursuant to registration or an exemption from the registration requirements of the Securities Act and all applicable state securities laws. In this connection, the Buyer understands Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         4.8 Accredited Investor. The Buyer represents that: (i) the Buyer is an "accredited investor" (as such term is defined in Regulation D under the Securities Act) and is acquiring the Purchase Shares and the Warrant (and, upon exercise of the Warrant, the Warrant Shares) for its own account, for investment purposes only, and not with a view to the resale or offer for sale thereof or with any present intention of distributing or selling or offering for sale any of such securities; and (ii) the Buyer is capable of bearing the economic risk of such investment, including a complete loss of the investment in the Purchase Shares, the Warrant and the Warrant Shares.

         4.9 Ownership of Common Stock. The Buyer and its Affiliates do not own, either individually or in the aggregate, five percent or greater of the outstanding shares of Common Stock as of the date of this Agreement (prior to giving effect to the transactions contemplated by this Agreement).

                                    ARTICLE V

                                    COVENANTS

         5.1 Governmental Consents. If and to the extent that any applications, documents, filings or submissions for the consent of any Governmental Authority are required by any Governmental Authority (including, without limitation, pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) in connection with the Buyer's exercise, in whole or in part, of the Warrant, the Buyer and the Seller shall as promptly as possible file such applications, documents, filings or submissions and each such party shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any such applications, documents, filings or submissions. Each such party shall keep the other apprised of the status of any communications with, and any inquiries or requests for additional information from such Governmental Authorities and shall comply promptly with any such inquiry or request. Each such party shall use its reasonable efforts to obtain any clearance required from such Governmental Authorities for the exercise, in whole or in part, of the Warrant.

         5.2 Restrictive Legends. None of the Purchase Shares, the Warrant or the Warrant Shares may be transferred without registration under the Securities Act and applicable state securities laws unless counsel to the Buyer (which is reasonably acceptable to the Seller) shall advise the Seller in writing that such transfer may be effected without such registration. Each certificate representing any of the foregoing shall bear legends in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGIS TRATION UNDER SUCH ACT, AND APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144.

         The Seller shall remove or cause its registrar and transfer agent to remove such legend at the time such Purchase Shares or Warrant Shares are transferred pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act.

         5.3 Publicity. No public release or announcement concerning the transactions contemplated by this Agreement or the Transaction Documents shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as such release or announce ment may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance, and in which case the other party also shall have the right to issue a press release or announcement concerning the transactions contemplated hereby, provided that it shall allow the party required to make the release or announcement reasonable time to comment on such other party's release or announcement in advance of the issuance thereof.


                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Survival; Certain Other Matters.

         (a) The representations and warranties of the parties contained in this Agreement shall survive the Closing and shall continue in full force and effect until the first anniversary of the date hereof, after which time such representations and warranties shall terminate and have no further force or effect; provided, however, that the representations and warranties contained in Sections 3.6(b), 3.13, 3.17, 4.7 and 4.8 hereof shall survive the Closing and remain in full force and effect until the expiration of the applicable statute of limitations relating to any issue thereunder, after which time such representations and warranties shall terminate and have no further force or effect. The period during which any such representation or warranty survives is the "Survival Period" for such representation or warranty. Notwithstand ing the foregoing but subject to Section 6.1(b) below, any representation or warranty that would otherwise terminate shall survive with respect to, and only with respect to, any matter of which notice is given to Seller or Buyer, as the case may be, in writing pursuant to this Agreement prior to the end of the applicable Survival Period until such matter is resolved, after which time such representation and warranty shall terminate and have no further force or effect.

         (b) The Seller and its Affiliates and their respective directors, officers, employees, Affiliates, shareholders, controlling persons, agents and representatives aggregate responsibility or liability to any and all of the Buyer and its Affiliates and their respective directors, officers, employees, Affiliates, shareholders, controlling persons, agents and representatives with respect to breaches of the representations and warranties of the Seller set forth in Article III of this Agreement shall not exceed ten million dollars ($10,000,000).

         (c) The Buyer and its Affiliates and their respective directors, officers, employees, Affiliates, shareholders, controlling persons, agents and representatives aggregate responsibility or liability to any and all of the Seller and its Affiliates and their respective directors, officers, employees, Affiliates, shareholders, controlling persons, agents and representatives with respect to breaches of the representations and warranties of the Buyer set forth in Article IV of this Agreement shall not exceed ten million dollars ($10,000,000).

         (d) The covenants and agreements of the parties contained in this Agreement shall survive the Closing indefinitely; provided, however, that the covenants and agreements contained in Section 5.3 hereof shall not survive the Closing.

         (e) Each party hereto may assert a claim or cause of action under this Agreement with respect to (i) any breach of one or more of the representations and warranties contained in Articles III and IV hereof, as the case may be, provided that such claim or cause of action is asserted within the applicable time period specified in Section 6.1(a) hereof and such claim or cause of action is subject to the limitations contained in Sections 6.1(b) and 6.1(c) hereof, as the case may be, and (ii) subject to Section 6.1(d) hereof, a breach of any one or more of the covenants or agreements contained in this Agreement. Except as provided for in the immediately preceding sentence, the parties to this Agreement agree that no claims or causes of action on any basis (including in contract or tort, under federal or state securities laws or otherwise), other than for fraud, may be brought against the Seller or the Buyer or any of their respective directors, officers, employees, Affiliates, shareholders, successors, permitted assigns, agents, or representatives based upon, directly or indirectly, any of the representations or warranties contained in Articles III and IV of this Agreement or any misstatement or failure to state any fact made by Seller in connection with the Buyer's purchase of the Purchase Shares, the Warrant and the Warrant Shares. None of the limitations set forth in this
Section 6.1(e) shall amend or modify any rights a holder of the Warrant may have pursuant to the terms and provisions of the Warrant.

         6.2 Further Assurances. From and after the Closing Date, each party shall, at any time and from time to time, make, execute and deliver, or cause to be made, executed and delivered, such instruments and agreements, and take or cause to be taken all such actions as counsel for the other party may reasonably request for the effectual consummation of this Agreement and the transactions hereby contem plated.

         6.3 Expenses of the Transaction. Each of the parties hereto agrees to pay such party's own fees and expenses in connection with this Agreement and the transactions hereby contemplated including, without limitation, legal and accounting fees and expenses.

         6.4 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally or by private courier, (ii) when actually delivered by registered or certified United States mail, return receipt requested, or (iii) when sent by telecopy (provided that it is confirmed by a means specified in clause (i) or (ii)), addressed as follows:

         If to the Buyer, to:

                  Sony Electronics Inc.
                  1 Sony Drive
                  Park Ridge, New Jersey 07656
                  Attention: General Counsel, Legal Department
                  Telephone: (201) 930-6420
                  Telecopy:  (201) 930-6099

         With a copy to:

                  Rosenman & Colin LLP
                  575 Madison Avenue
                  New York, New York 10022
                  Attention:  David H. Landau, Esq.
                  Telephone:  (212) 940-6608
                  Telecopy:   (212) 940-8776

         If to the Seller to:

                  Panavision Inc.
                  6219 De Soto Avenue
                  Woodland Hills, California  91367
                  Attention: John Farrand
                  Telephone: (818) 316-1000
                  Telecopy:  (818) 316-1110

         With a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York  10036
                  Attention: Alan C. Myers, Esq.
                  Telephone: (212) 735-3000
                  Telecopy:  (212) 735-2000

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

         6.5 No Modification Except in Writing. This Agreement shall not be changed, modified, or amended except by a writing signed by the party to be affected by such change, modification or amendment, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to which performance is to be rendered.

         6.6 Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them.

         6.7 Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circum stances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

         6.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by either party hereto, except with the prior written consent of the other party hereto; pro vided, however, that each party may assign its rights, but not its obligations, under this Agreement to any Affiliate of such party.

         6.9 Governing Law; Jurisdiction.

         (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within said State, without giving effect to the conflict of laws principles thereof.

         (b) Neither party shall commence any legal proceeding or action against the other party under this Agreement unless and until the parties have attempted in good faith to settle the underlying dispute through negotiation or mediation for a period of not less than 30 days. Each of the parties hereto irrevocably and uncondi tionally submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court will not accept jurisdiction, the Supreme Court of the State of New York, New York County or any court of compe tent civil jurisdiction sitting in New York County, New York. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

         (c) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PRO CEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

         6.10 Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

         6.11 Recovery of Attorney's Fees. Should either party hereto bring an action in connection with a breach of, or failure to perform, any of the terms of this Agreement then, if the Buyer prevails in such action it shall be entitled to recovery of its attorney's fees from the Seller, and if the Seller prevails in such action it shall be entitled to recovery of its attorney's fees from the Buyer.

         6.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.


                            [Signature page follows]












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


         IN WITNESS WHEREOF, each of the parties hereto has executed this Stock and Warrant Purchase Agreement on the day and year first above written.


                                                 SONY ELECTRONICS INC.


                                                 By:
                                                    --------------------------
                                                     Name:
                                                     Title:


                                                 PANAVISION INC.


                                                 By:
                                                    --------------------------
                                                     Name:
                                                     Title: